                                                                      EXHIBIT 11
                             HARLEY-DAVIDSON, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                              ASSUMING NO DILUTION
                                  (Unaudited)

                    (In thousands, except per share amounts)


                                                                            Year Ended December 31,
                                                                       1994           1993         1992
                                                                     ---------      ---------     --------
     Computation of net income (loss)
---------------------------------------------------------------
     Income before extraordinary item and accounting changes          $104,272      $ 18,443      $54,173
     Extraordinary item, net of tax                                          -             -         (388)
     Accounting changes, net of tax                                          -       (30,328)           -
                                                                      --------      --------      -------
     Net income (loss) used in computing earnings
      per common share assuming no dilution                           $104,272      $(11,885)     $53,785
                                                                      ========      ========      =======


     Weighted average common shares outstanding and shares
      used in computing earnings (loss) per common share
      assuming no dilution                                              76,198        75,900       71,778
                                                                      ========      ========      =======

     Earnings (loss) per common share assuming no dilution:
      Income before extraordinary item and accounting changes         $   1.37      $    .24      $   .76
      Extraordinary item, net of tax                                         -             -         (.01)
      Accounting changes, net of tax                                         -          (.40)           -
                                                                      --------      --------      -------

      Net income (loss)                                               $   1.37      $   (.16)     $   .75
                                                                      ========      ========      =======

                             HARLEY-DAVIDSON, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                             ASSUMING FULL DILUTION
                                  (Unaudited)
                    (In thousands, except per share amounts)


                                                                            Year Ended December 31,
                                                                        1994        1993           1992
                                                                      --------     ---------      --------
     Computation of net income (loss)
---------------------------------------------------------------
     Income before extraordinary item and accounting changes          $104,272     $ 18,443       $54,173
     Interest expense on Harley-Davidson, Inc. 7 1/4%
      convertible subordinated debentures outstanding,
      net of tax                                                             -            -         1,538
                                                                      --------     --------       -------
     Income used in computing earnings per common share
      assuming full dilution before extraordinary item
      and accounting changes                                           104,272       18,443        55,711
     Extraordinary item, net of tax                                          -            -          (388)
     Accounting changes, net of tax                                          -      (30,328)            -
                                                                      --------     --------       -------
     Net income (loss) used in computing earnings per
      common share assuming full dilution                             $104,272     $(11,885)      $55,323
                                                                      ========                    =======


     Computation of shares
---------------------------------------------------------------
     Weighted average common shares outstanding                         76,198       75,900        71,778
     Incremental shares created assuming exercise at the
      beginning of the period of stock options outstanding
      at the end of the period using period-end market
       price when higher than average                                        -**          -*        1,222
     Shares issuable upon conversion of outstanding Harley-
      Davidson, Inc. 7 1/4% convertible subordinated
      debentures                                                             -            -         3,512
                                                                      --------     --------       -------
     Shares used in computing earnings (loss) per common
      share assuming full dilution                                      76,198       75,900        76,512
                                                                      ========     ========       =======

     Earnings (loss) per common share assuming full dilution:
      Income before extraordinary item                                $   1.37     $    .24       $   .73
      Extraordinary item, net of tax                                         -            -          (.01)
      Accounting changes, net of tax                                         -         (.40)            -
                                                                      --------     --------       -------

      Net income (loss)                                               $   1.37     $   (.16)      $   .72
                                                                      ========     ========       =======

     * Earnings (loss) per common share assuming full dilution generally includes the dilutive effect of outstanding stock options. During 1993, the effect of stock options had an antidilutive effect and, accordingly, was excluded from the calculations.

     **During 1994, the effect of stock options had an immaterial effect and, accordingly, was excluded from the calculations.